Exhibit 10.36

CORPORATE OFFICER AGREEMENT

BETWEEN THE UNDERSIGNED:

(1)   Allurion France, a French société par actions simplifiée, registered with the Trade and Companies Register of Paris under the number 828 621 383 whose registered office is located 6, Boulevard Montmartre – 75009 Paris, France, duly represented for the purposes hereof,

(hereinafter the “Company”),

(2)   Benoit Chardon Consulting, a French société à responsabilité limitée, registered with the Trade and Companies Register of Paris under the number 841 501 380 whose registered office is located 5, Impasse Chausson – 75010 Paris, France, duly represented for the purposes hereof,

(hereinafter the “Corporate Officer” or “BCC”), and

(3)   Mr. Benoit Chardon, born on 15 February 1981 in Châlons—en-Champagne, France, a French citizen, residing at 56, rue des Petites Ecuries – 75010 Paris, France,

(hereinafter “Benoit Chardon” and together with the Company and the Corporate Officer, the “Parties”).

WHEREAS:

A.  Allurion Technologies, Inc., a U.S. company registered in the State of Delaware whose registered office is located 14 Huron Drive, Natick, MA 01760 – United States (“Allurion Technologies” and together with Allurion France and any other direct and indirect subsidiaries, the “Group”), owns 100% of the share capital and voting rights of the Company.

CONVENTION DE MANDAT SOCIAL

ENTRE LES SOUSSIGNES :

(1)   Allurion France, société par actions simplifiée, immatriculée auprès du Registre du Commerce et des Sociétés de Paris sous le numéro unique d’identification 828 621 383, dont le siège social est situé 6, Boulevard Montmartre – 75009 Paris, France, dûment représentée aux présentes,

(ci-après la « Société »),

(2)   Benoit Chardon Consulting, société à responsabilité limitée, immatriculée auprès du Registre du Commerce et des Sociétés de Paris sous le numéro unique d’identification 841 501 380, dont le siège social est situé 5, Impasse Chausson – 75010 Paris, France, dûment représentée aux présentes,

(ci-après le « Mandataire » ou « BCC »), et

(3)   Monsieur Benoit Chardon, né le 15 février 1981 à Châlons-en-Champagne, France, de nationalité française et résidant 56, rue des Petites Ecuries – 75010 Paris, France,

(ci-après « Benoit Chardon » et ensemble avec la Société et le Mandataire, les « Parties »).

IL EST PRÉALABLEMENT EXPOSÉ QUE :

A.  Allurion Technologies, Inc., une société américaine immatriculée dans l’état du Delaware dont le siège social est situé 14 Huron Drive, Natick, MA 01760 – United States (« Allurion Technologies » et ensemble Allurion France et toutes autres filiales directes ou indirectes, le « Groupe »), détient 100% du capital social et des droits de vote de la Société.

B.  The Parties have agreed to enter into this corporate office agreement, the purpose of which is to define and set forth the terms and conditions applicable to the mandate of Managing Director (Directeur Général) of the Company with which the Corporate Officer is entitled as from the effective date of appointment by the sole shareholder of the Company (the ”Agreement”).

In this respect, the Parties acknowledge that this Agreement was approved by the sole shareholder of the Company as at the date hereof and that the appointment of BCC as Managing Director (Directeur Général) of the Company will be effective as from September 1st, 2023 (the “Starting Date”).

C.  The Parties acknowledge that, to date, Benoit Chardon and the Corporate Officer are not bound by any employment contract or any other contract with the Group (except for a Contract for Access to Premises, dated March 7, 2023, between LNMP JPBC Invest, as owner, and Allurion France SAS, as beneficiary, for property at 56 Rue des Petites Ecuries, 75010, Paris (the “Lease Agreement”)), it being specified that Benoit Chardon shall not be party to any employment contract with the Company during the Corporate Officer’s mandate, the terms of which are set forth herein.

D.  Benoit Chardon and the Corporate Officer represent and warrant to the Company that neither the Corporate Officer nor him is bound by the terms of a non-compete provision or any other agreement with a former employer or other third party, or any other order, judgment or decree of any kind, which would preclude the Corporate Officer from being appointed by the Company in any capacity or which would preclude it from effectively performing its duties for the Company, being specified that Benoit Chardon is currently a member of the boards of directors of Fastox Pharma (a Swiss company not operating in the Business (as defined below)).

B.  Les Parties sont convenues de conclure la présente convention de mandat social dont l’objet est de définir et fixer les termes et conditions applicables dudit mandat de Directeur Général de la Société dont est investi le Mandataire à compter de la date effective de sa nomination par l’associé unique de la Société (la « Convention »).

A cet égard, les Parties reconnaissent que la Convention a été approuvée par l’associé unique de la Société à la date des présentes et que la nomination de BCC en tant que Directeur Général de la Société sera effective à compter du 1er septembre 2023 (la « Date d’Entrée en Fonction »).

C.  Les Parties reconnaissent qu’à la date des présentes, Benoit Chardon et le Mandataire ne sont pas liés par un contrat de travail ou tout autre contrat avec le Groupe (à l’exception d’un contrat de mise à disposition de locaux conclu en date du 7 mars 2023 entre LNMP JPBC Invest, en qualité de propriétaire, et Allurion France SAS, en qualité de bénéficiaire, concernant des locaux situés au 56 rue des Petites Ecuries – 75010 Paris (le “Contrat de Location”)), étant précisé que Benoit Chardon ne pourra à aucun moment être partie à un contrat de travail avec la Société durant son mandat social dont les termes sont définis par la présente Convention.

D.  Le Mandataire déclare et garantit à la Société qu’il n’est pas lié par les termes d’une clause de non-concurrence ou de tout autre accord avec un ancien employeur ou un autre tiers, ou par toute autre ordonnance, jugement ou décret de quelque nature que ce soit, qui l’empêcherait d’être nommé par la Société à quelque titre que ce soit ou qui l’empêcherait d’exercer effectivement ses fonctions pour la Société, étant précisé que Benoit Chardon est actuellement administrateur de Fastox Pharma (une société suisse n’exerçant pas l’Activité (tel que ce terme est défini ci-après)).

AS A RESULT OF WHICH, THE FOLLOWING WAS HEREBY AGREED:

1.   DUTIES OF THE CORPORATE OFFICER

1.1  The Corporate Officer shall be responsible for the general management of the Company and perform in this regard the duties of Managing Director (Directeur Général) within the meaning of article L. 227-6 of the French Commercial Code (the ”Duties”) as from the Starting Date and for an indefinite period.

1.2  As the Managing Director of the Company, the Corporate Officer shall be more specifically in charge of the activities related to sales and marketing of the Company.

With respect to activities related to sales, the Corporate Officer shall be responsible for the ongoing development and implementation of the Company’s sales strategy and for achieving revenue, order growth, and profitability targets. In addition to leading and inspiring the Company’s direct sales team, it will manage distributor relationships.

With respect to activities related to marketing, the Corporate Officer shall be responsible for the ongoing development and implementation at the Company’s marketing strategy. In addition to a strong brand identity-focus, the Corporate Officer will oversee the development of physician- and consumer-facing collateral materials and the organization of marketing events/congresses. It will lead the Company’s digital marketing effort, content-generation, social media strategy, search engine marketing, and PR activities. In addition to implementing this strategy in existing markets, he will define the Company’s future marketing strategy in currently untapped markets, including pre-launch efforts.

1.3  The Corporate Officer shall devote all of its working time, skill and attention to its role at the Company and more generally the Group, and shall act in the best interest of the Group at all times.

CECI EXPOSÉ, IL A ÉTÉ CONVENU CE QUI SUIT :

1.   FONCTIONS DU MANDATAIRE

1.1  Le Mandataire est responsable de la direction générale de la Société et exerce dans ce cadre les fonctions de Directeur Général au sens de l’article L. 227-6 du Code de commerce (les « Fonctions ») à compter de la Date d’Entrée en Fonction et pour une période indéterminée.

1.2  En tant que Directeur Général de la Société, le Mandataire sera plus particulièrement en charge des activités commerciales et marketing de la Société.

En ce qui concerne les activités commerciales, le Mandataire sera responsable du développement et de la mise en œuvre continus de la stratégie commerciale de la Société et de l’atteinte des objectifs de chiffre d’affaires, de croissance des commandes et de rentabilité. En plus de diriger et d’inspirer l’équipe de vente directe de la Société, il gérera les relations avec les distributeurs.

En ce qui concerne les activités marketing, le Mandataire est responsable du développement et de la mise en œuvre continus de la stratégie marketing de la Société. En complément d’un focus identitaire sur une marque forte, le Mandataire supervisera la préparation de supports destinés aux médecins et aux consommateurs et l’organisation d’événements / congrès. Il dirigera l’activité marketing numérique, génération de contenu, stratégie de médias sociaux, le marketing par moteur de recherche et les activités de relations publiques de la Société. En plus de mettre en œuvre cette stratégie dans les marchés existants, il définira la future stratégie de marketing de la Société dans les marchés actuellement inexploités, y compris les efforts de pré-lancement.

1.3  Le Mandataire consacrera l’intégralité de son temps de travail, de ses compétences et de son attention à son rôle au sein de la Société et plus généralement du Groupe, et agira à tout moment dans le meilleur intérêt du Groupe.

1.4  In accordance with the Company’s articles of association and with article L. 227-6 of the French Commercial Code, the Corporate Officer is vested with the broadest powers to act in all circumstances on behalf of the Company within the limits of the corporate purpose, subject to the decisions and matters reserved to the Company’s shareholders and to the reserved matters of the president of the Company set out in Schedule 1.4.

1.5  In particular, the Corporate Officer represents that it has been provided and has carefully reviewed the list of reserved matters that shall be submitted to the president of the Company for his prior approval as set forth in Schedule 1.4.

1.6  The Corporate Officer represents and warrants that, to date, Benoit Chardon does not and will not hold any salaried position within the Company during its mandate and that neither the Corporate Officer nor Benoit Chardon will receive any other compensation from the Company other than that granted to the Corporate Officer for its Duties (except for the Lease Agreement).

2.   PERFORMANCE OF DUTIES

2.1  The performance by the Corporate Officer of its Duties shall be carried out in compliance with the Company’s articles of association, the applicable legal and regulatory provisions, as well as with the decision of appointment of the Corporate Officer by the sole shareholder.

2.2  Notwithstanding the above, the Corporate Officer remains free of the choices, means and actions to be implemented in order to carry out all of its functions as Managing Director and perform the obligations arising therefrom.

2.3  The Agreement does not establish any relationship of subordination between the Parties nor limit the Corporate Officer autonomy in the management of his working time.

1.4  Conformément aux statuts de la Société et à l’article L. 227-6 du Code de commerce, le Mandataire est investi à ce titre des pouvoirs les plus étendus pour agir en toute circonstance au nom de la Société dans la limite de l’objet social de la Société, sous réserve des décisions relevant de la compétence des associés et des décisions requérant l’approbation préalable du président de la Société listées en Annexe 1.4.

1.5  Le Mandataire déclare en particulier avoir obtenu communication et avoir revu avec attention la liste des décisions soumises à l’approbation préalable du président de la Société telles qu’elles sont listées en Annexe 1.4.

1.6  Le Mandataire déclare et garantit qu’à la date des présentes, Benoit Chardon n’exerce pas de fonctions salariées et qu’il n’exercera aucune fonction salariée au sein de la Société durant son mandat et que ni lui ni Benoit Chardon ne percevra aucune autre rémunération de la part de la Société que celle qui lui est accordée au titre de l’exercice de ses Fonctions (à l’exception du Contrat de Location).

2.   MODALITÉS D’EXERCICE DES FONCTIONS

2.1  L’exécution par le Mandataire de ses Fonctions s’effectue dans le respect des règles statutaires, des dispositions législatives et règlementaires applicables à la Société, ainsi que des termes de la décision de nomination du Mandataire par l’associé unique.

2.2  Sous réserve de ce qui précède, le Mandataire reste libre des choix, moyens et actions à mettre en œuvre pour exercer l’ensemble de ses fonctions de Directeur Général et supporter les obligations qui en découlent.

2.3  La Convention n’établit aucun lien de subordination entre les Parties ni ne limite l’autonomie du Mandataire dans l’organisation de son temps de travail.

3.   COMPENSATION

3.1  Fixed Compensation

3.1.1  As consideration of the performance of its Duties, the Corporate Officer shall receive as from the Starting Date an annual gross fixed remuneration of three hundred forty thousand euros (340,000 €) (excluding VAT) (the “Fixed Compensation”) payable in twelve (12) equal monthly installments of twenty eight thousand three hundred thirty three euros and thirty three cents (28,333.33 €) (excluding VAT) by bank transfer, no later than the last business day of the month in respect of which the Fixed Compensation is due.

3.2  Variable Compensation

3.2.1  Additionally, the Corporate Officer will be able to receive from the Company an annual variable compensation (the “Variable Compensation”) (excluding VAT) subject to the incentive plan terms issued annually by Allurion Technologies and conditional upon meeting Company performance attainment and personal performance attainment defined each year by the Company’s shareholders.

3.2.2  In the event that it is due in whole or in part, the Variable Compensation shall be paid on a quarterly basis and at the latest on the last business day of the quarter following the quarter in which it was earned.

3.2.3  The Corporate Officer will be eligible to the Variable Compensation for the first time in respect of the second quarter of the fiscal year starting on 1 January 2023 and ending on 31 December 2023. This Variable Compensation for the second quarter of the fiscal year starting on 1 January 2023 and ending on 31 December 2023 will be calculated pro rata temporis as from the Starting Date.

3.   RÉMUNÉRATION

3.1  Rémunération Fixe

3.1.1  En contrepartie de l’exercice de ses Fonctions, le Mandataire recevra à compter de la Date d’Entrée en Fonction une rémunération fixe annuelle brute de trois cents quarante mille euros (340.000 €) HT (la « Rémunération Fixe ») payable en douze (12) mensualités équivalentes, d’un montant de vingt-huit mille trois cents trente-trois euros et 33 centimes (28.333,33 €) HT chacune, par virement bancaire, le dernier jour ouvré de chaque mois au titre duquel la Rémunération Fixe est due au plus tard.

3.2  Rémunération Variable

3.2.1  En outre, le Mandataire pourra recevoir de la Société une rémunération variable annuelle (la « Rémunération Variable ») (Hors Taxe) sous réserve des termes et conditions du plan d’incitation émis par Allurion Technologies chaque année et conditionnée à l’atteinte d’objectifs financiers et personnels définis chaque année par les associés de la Société.

3.2.2  Dans le cas où elle serait due en tout ou partie, la Rémunération Variable sera versée trimestriellement et au plus tard le dernier jour ouvré du trimestre suivant le trimestre durant lequel cette Rémunération Variable est due.

3.2.3  Le Mandataire aura droit à la Rémunération Variable pour la première fois au titre du deuxième trimestre de l’exercice fiscal commençant le 1er janvier 2023 et se terminant le 31 décembre 2023. La Rémunération Variable pour le deuxième trimestre de l’exercice fiscal commençant le 1er janvier 2023 et se terminant le 31 décembre 2023 sera calculée prorata temporis à compter de la Date d’Entrée en Fonction.

4.   OTHER BENEFITS & RIGHTS

4.1  The Company will reimburse the Corporate Officer, upon presentation of the relevant supporting documents, for reasonable expenses incurred by the Corporate Officer in the performance of its Duties and in the interests of the Company, in accordance with the Group’s expenses policy.

4.2  A civil liability insurance policy (including standard officers’ policy) (the “Insurance Policy”) will be provided to the Corporate Officer for its Duties. The Company will reimburse the Corporate Officer, upon presentation of the relevant supporting documents, for reasonable legal fees incurred by the Corporate Officer in any dispute in connection with the performance of its Duties against a third party to the Company, provided that such fees are not covered by the Insurance Policy.

5.   TERMINATION OF DUTIES

5.1  The Agreement shall terminate, without prejudice to the application of Articles 6.2, 6.3 and 6.4 and the performance of the obligations provided for herein, on the date of termination of the Corporate Officer’s Duties (the “Termination Date”), and more specifically:

(i)  in the event of resignation by the Corporate Officer, the date of termination of its Duties shall be the date of expiry of a notice period of one (1) month from the notification of its resignation addressed to the Company’s shareholders, unless the Company’s shareholders give written notice of a dispensation; and

(ii)  in the event of removal of the Corporate Officer by the Company’s shareholders, at any time, with or without cause (ad nutum), as provided for in the Company’s articles of association, the date of termination of his Duties shall be the effective date set by the Company’s shareholders decision which shall not exceed a period of one (1) month from such shareholders’ decision.

4.   AUTRES AVANTAGES ET DROITS AU TITRE DU MANDAT SOCIAL

4.1  La Société remboursera au Mandataire, sur présentation des pièces justificatives correspondantes, les frais raisonnables qu’il sera amené à exposer dans le cadre de ses Fonctions dans l’intérêt de la Société, conformément à la politique interne du Groupe en matière de dépenses.

4.2  Une police d’assurance responsabilité civile (y compris la police standard pour les dirigeants) (la « Police d’Assurance ») sera fournie au Mandataire dans le cadre de ses Fonctions. La Société remboursera au Mandataire, sur présentation des pièces justificatives correspondantes, les honoraires d’avocats raisonnables qu’il sera amené à exposer au titre de toute procédure judiciaire initiée par un tiers à l’encontre de la Société et du Mandataire liée à l’exercice des Fonctions qui l’opposerait à un tiers à la Société, pour autant que ces honoraires d’avocats ne soient pas couverts par la Police d’Assurance.

5.   CESSATION DES FONCTIONS

5.1  La Convention prendra fin, sans préjudice de l’application des Articles 6.2, 6.3 et 6.4 et de l’exécution des obligations prévues aux présentes, à la date de cessation des Fonctions du Mandataire (la « Date de Cessation »), et plus spécifiquement :

(i)  en cas de démission par le Mandataire, la date de cessation de ses Fonctions sera la date d’expiration du délai de préavis d’un (1) mois, lequel court à compter de la notification de sa démission adressée aux associés de la Société, sauf en cas de dispense écrite de préavis qui lui serait notifiée par les associés de la Société ; et

(ii)  en cas de révocation du Mandataire par les associés de la Société, à tout moment, avec ou sans juste motif (ad nutum) conformément aux statuts de la Société, la date de cessation de ses Fonctions sera la date d’effet fixée

5.2  In case of termination of the Duties of the Corporate Officer as a result of a removal of the Corporate Officer by the Company’s shareholders without Cause (as defined in Article 5.3 below), the Company will pay to the Corporate Officer a termination lump-sum fee for a gross amount equal to twelve (12) months of the average monthly gross Fixed Compensation (excluding VAT).

5.3  In case of termination of the Duties of the Corporate Officer, at any time, for Cause, the Company will not be liable for any lump-sum termination fee to the Corporate Officer.

“Cause” shall mean (i) the Corporate Officer’s failure to perform, or willful misconduct (faute lourde) or gross negligence (faute grave) (interpretated mutatis mutandis with reference to case law of the French chambre sociale de la cour de cassation) in the performance of, its Duties to the Company, (ii) the Corporate Officer’s abandonment of position (abandon de poste), (iii) Corporate Officer’s conviction of any felony, or of any crime involving fraud, theft, misappropriation, embezzlement or forgery; (iv) Corporate Officer’s engaging in any fraud, theft, embezzlement or other dishonest act with regard to the Company or any of its affiliates; or (v) Corporate Officer’s willful, intentional and material breach of this Agreement or any legal duty owed to the Company or any of its affiliates.

5.4  Upon the termination of his Duties, the Corporate Officer will return promptly to the Company, any and all trade secrets, proprietary information, know-how, technical knowledge and other data or information (and any tangible evidence, record or representation thereof), written or oral, whether prepared, conceived or developed by a corporate officer, a consultant or employee of the Company or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company) and which is maintained in secrecy or confidence by the Company (the “Confidential Information”), dans la décision de révocation adoptée par les associés de la Société sans pouvoir excéder un (1) mois à compter cette décision des associés.

5.2  En cas de cessation des Fonctions du Mandataire faisant suite à une révocation du Mandataire par les associés de la Société sans Juste Motif (tel que défini à l’Article 5.3 ci-après), la Société versera au Mandataire une somme forfaitaire de rupture d’un montant brut égal à douze (12) mois de la moyenne mensuelle de la Rémunération Fixe brute Hors Taxe.

5.3  En cas de cessation des Fonctions du Mandataire, à tout moment, pour Juste Motif, la Société ne sera tenu de verser au Mandataire aucune somme forfaitaire de rupture.

“Juste Motif” désigne (i) l’absence d’exécution par le Mandataire, ou la faute lourde ou la faute grave (telles que ces notions sont interprétées mutatis mutandis en référence à la jurisprudence de la chambre sociale de la cour de cassation) dans l’exécution, de ses Fonctions envers la Société, (ii) l’abandon de son poste par le Mandataire, (iii) la condamnation du Mandataire pour crime, ou pour crime avec fraude, vol, détournement, détournement de fonds ou faux ; (iv) le fait pour le Mandataire de se livrer à toute fraude, vol, détournement de fonds ou tout autre acte malhonnête à l’égard de la Société ou de l’un de ses affiliée ; ou (v) la violation délibérée, intentionnelle et substantielle de la présente Convention par le Mandataire ou de toute obligation légale envers la Société ou l’un de ses affiliés.

5.4  A la cessation de ses Fonctions, le Mandataire devra restituer sans délai à la Société tous les secrets d’affaires, informations propriétaires, savoir-faire, connaissances techniques et autres données ou informations (ainsi que toute preuve, enregistrement ou représentation tangible de ces derniers), écrits ou oraux, qu’ils aient été rédigés, conçus ou développés par un mandataire social, including customer or prospective customer lists, other customer or prospective customer information or related materials, computer programs, software, electronic date, specifications, drawings, blueprints, medical devices, samples, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans or copies of them, other documents or materials, tools, equipment, or other property belonging to the Company or its customers which the Corporate Officer may then possess or have under its control. The Corporate Officer further agrees that upon termination of its engagement it shall not take with it any documents or data in any form or of any description containing or pertaining to Confidential Information.

5.5  In the event of termination of its Duties for any reason whatsoever, the Corporate Officer undertakes, at the first request of the Company’s president or the Company’s shareholders, to resign, or to cause Benoit Chardon to resign, immediately without notice or compensation from any of the corporate office it, or he, holds in the Group.

6.   EXCLUSIVITY – NON-COMPETITION – CONFIDENTIALITY – NON-EMPLOYMENT – TRANSFER OF INTELLECTUAL PROPERTY

The Corporate Officer and Benoît Chardon acknowledge that the restrictions set forth in Articles 6.1 to 6.4 below are necessary to protect the legitimate interests of the Company.

6.1  Exclusivity commitment

consultant ou salarié de la Société, ou reçus par la Société par une source externe, qui sont en possession de la Société (qu’ils soient ou non la propriété de la Société) et qui sont gardés secrets ou confidentiels par la Société (les « Informations Confidentielles »), y compris les listes de clients ou de prospects (ainsi que toute autre information relative aux clients ou prospects ou tout document connexe), les programmes informatiques, les logiciels, les données électroniques, les dessins, les plans, les dispositifs médicaux, les échantillons, les reproductions, les croquis, les notes, les carnets, les mémorandums, les rapports, les registres, les propositions, les business plans ou copies, les autres documents ou matériaux, les outils, les équipements ainsi que tout autre bien appartenant à la Société ou à ses clients dont le Mandataire peut être en possession ou dont il aurait le contrôle. Le Mandataire s’engage en outre, à la cessation de ses Fonctions, à ne pas emporter de documents ou données, sous quelque forme que ce soit, contenant ou se rapportant à des Informations Confidentielles.

5.5  En cas de cessation des Fonctions du Mandataire pour quelque cause que ce soit, le Mandataire s’engage à la première demande du président de la Société ou des associés de la Société à démissionner, ou faire en sorte que Benoit Chardon démissionne, immédiatement, sans préavis ni indemnité, de tous les mandats sociaux qu’il détiendrait dans le Groupe.

6.   EXCLUSIVITÉ – NON-CONCURRENCE – CONFIDENTIALITÉ – NON-DÉBAUCHAGE – TRANSFERT DES DROITS DE PROPRIÉTÉ INTELLECTUELLE

Le Mandataire reconnaît que les limitations détaillées aux Articles 6.1 à 6.4 ci-après sont nécessaires à la protection des intérêts légitimes de la Société.

Throughout its term of office within the Company, the Corporate Officer undertakes to devote all of its professional activity to the service of the Company and undertakes not to participate or engage, directly or indirectly, for itself or on behalf of or in conjunction with any person as an executive, director, shareholder, partner, investor, advisor, consultant or otherwise in any business relating to the activities of the Company (other than its duties within the Company and as a member of the board of directors of Fastox Pharma). By way of exception to the foregoing, the Corporate Officer or Benoit Chardon may sit on the board of directors of any entity, provided that Allurion Technologies gives its prior written consent to such, at the request of the Corporate Officer and the engagement does not interfere or conflict with the performance of the Corporate Officer’s roles and responsibilities.

6.2  Non-competition undertaking

6.2.1  Given the nature of the Corporate Officer’s Duties, each of the Corporate Officer and Benoît Chardon undertakes, during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement, not to directly or indirectly (including through any entity in which the Corporate Officer or Benoît Chardon is a shareholder, consultant, agent, employee, service provider, officer or representative or in any other capacity):

(i)  participate or engage in any business in relation to the development and commercialization of weight loss medical devices or weight loss drug device combinations that could reasonably be expected to compete with the Company’s products, whether then currently marketed or in development, including without limitation products that induce satiety (the “Business”) in every country in which the Company is engaged in Business including France and United States of America and any other territories in which the Company is operating (the “Territory”); and

6.1  Engagement d’exclusivité

Le Mandataire s’oblige à consacrer, pendant toute la durée de son mandat au sein de la Société, toute son activité professionnelle au service de la Société, et s’engage à ce titre à ne pas participer ou s’impliquer directement ou indirectement, en son nom, pour le compte ou conjointement avec toute personne en qualité de mandataire social, administrateur, actionnaire, associé, investisseur, conseil, consultant ou de toute autre manière dans toute entreprise relative aux activités de la Société (autre que ses fonctions au sein de la Société et de son mandat d’administrateur de Fastox Pharma). Par exception à ce qui précède, le Mandataire ou Benoit Chardon pourra siéger au conseil d’administration de toute entité, pour autant que Allurion Technologies y consente préalablement par écrit, à la demande du Mandataire, et que cette mission n’interfère pas ou ne crée pas de conflit avec l’exécution des fonctions et responsabilités du Mandataire.

6.2  Engagement de non-concurrence

6.2.1  Compte tenu de la nature des fonctions du Mandataire, chacun du Mandataire et de Benoit Chardon s’engage, pendant toute la durée de la Convention et pour une période de douze (12) mois à compter de la fin de la Convention, à ne pas, directement ou indirectement (y compris par le biais de toute entité dans laquelle le Mandataire ou Benoît Chardon serait actionnaire, consultant, agent, salarié, prestataire de services, représentant ou mandataire social ou de toute autre manière) :

(i)  participer ou s’engager dans toute activité liée au développement et à la commercialisation de dispositifs médicaux de perte de poids ou de dispositifs médicaux de perte de poids combinés dont on pourrait raisonnablement s’attendre à ce qu’ils concurrencent les produits de la Société, qu’ils soient commercialisés ou en cours de développement, y compris, sans s’y limiter, les produits

(ii)  become an owner, shareholder, partner, consultant, agent, employee or co-venturer of any individual, corporation, association, partnership, estate trust or any other entity or organization (a “Person”) that has committed, or intends to commit, significant resources to the Business ; it being specified that notwithstanding the foregoing, the Corporate Officer may purchase as a passive investor up to one percent (1%) of any class or series of voting securities of any Person that has committed significant resources to the Business if such class or series is listed on a national or regional securities exchange or publicly traded in an “over-the-counter” market.

6.2.2  In consideration for the non-competition undertaking, the Company undertakes to pay the Corporate Officer, for the entire duration of the prohibition, a monthly gross indemnity equal to 30% of the average monthly gross Fixed Compensation (excluding VAT) actually received over the twelve (12) months prior to the termination of the Corporate Officer’s Duties.

6.2.3  However, the non-competition undertaking referred to above may be partially or totally waived upon decision of Allurion Technologies notified to the Corporate Officer (i) at any time during the performance of the Agreement, or (ii) within thirty (30) days following the termination of the Agreement.

6.2.4  In the event of a breach of this obligation by the Corporate Officer, the Company will be released from its commitment to pay the financial consideration and the Corporate Officer will have to reimburse the Company for the amounts received under its non-competition undertaking. The Corporate Officer will also be liable to the Company for any loss suffered by the Company as a result of the breach of its non-competition obligation.

qui entraînent la satiété (l’ « Activité ») dans chaque pays dans lequel la Société exerce son Activité y compris la France et les Etats-Unis, ainsi que tout autre pays dans lequel la Société a une activité (le « Territoire) ; et

(ii)  devenir propriétaire, actionnaire, associé, membre, consultant, agent, salarié ou co-entrepreneur de tout individu, société, association, partenariat, fiducie immobilière ou de toute autre entité ou organisation (une “Personne”) qui a engagé, ou a l’intention d’engager des ressources significatives dans l’Activité ; étant précisé que, sous réserve de ce qui précède, le Mandataire peut acquérir, en tant qu’investisseur passif, jusqu’à un pour cent (1%) de toute catégorie de titres conférant un droit de vote d’une Personne qui a engagé des ressources importantes dans l’Activité, si ces titres sont admis à la négociation sur un marché national ou régional ou négociés sur un marché de gré-à-gré.

6.2.2  En contrepartie de cet engagement de non-concurrence, la Société s’engage à verser au Mandataire, pendant tout la durée de l’interdiction, une indemnité mensuelle brute égale à 30% de la moyenne de la Rémunération Fixe mensuelle brute Hors Taxe effectivement perçue sur les douze (12) mois précédant la cessation des Fonctions du Mandataire.

6.2.3  Toutefois, ledit engagement de non-concurrence pourra être levé en tout ou partie par décision d’Allurion Technologies notifiée au Mandataire (i) à tout moment au cours de l’exécution de la Convention, ou (ii) dans les trente (30) jours suivants la rupture de la Convention.

6.2.4  En cas de violation de son obligation par le Mandataire, la Société sera, pour sa part, libérée de son engagement de versement de la contrepartie financière et le Mandataire devra rembourser à la Société les sommes perçues au titre de son engagement de non-

6.3  Confidentiality undertaking – Non-solicitation

6.3.1  The Corporate Officer undertakes, without limitation in time, to keep strictly confidential and not to disclose, in any form, whether free of charge or in return for payment, to (i) any employee of the Company or (ii) any third party to the Company, any Confidential Information provided by the Company or acquired in the performance of its Duties or activities within the Company except (x) in the event such information belonged to the public domain or except (y) as regards disclosures to any employee of the Company, if such disclosures are made in the ordinary course of business and relate to the day-to-day management of the Company.

6.3.2  Given the nature of the Corporate Officer’s Duties, each of the Corporate Officer and Benoit Chardon undertakes, for a period of one (1) year from the date of termination of the Duties for any reason whatsoever, not to, directly or indirectly (including through any entity of which the Corporate Officer or Benoit Chardon is a shareholder, consultant, agent, employee, service provider, officer or representative or in any other capacity):

(i)  solicit, encourage, or take any other action which is intended to induce any employee of, or consultant to, the Company (or any other Person who may have been employed by, or may have been a consultant to, the Company during the term of the Corporate Officer’s Duties) to terminate his or her employment or relationship with the Company in order to become employed by or otherwise perform services for any other Person;

(ii)  solicit, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any Person who is, or was within the then-most recent twelve (12)-month period, a client or customer of the Company;

concurrence. Le Mandataire sera par ailleurs redevable envers la Société de tout préjudice subi par elle à raison de la violation de son obligation de non-concurrence.

6.3  Engagement de confidentialité – Non-débauchage

6.3.1  Le Mandataire s’engage, sans limitation de durée, à maintenir strictement confidentiel et à ne divulguer, sous aucune forme, à titre gracieux ou à titre onéreux (i) à aucun salarié de la Société ou (ii) à tout tiers à la Société, toute Information Confidentielle fournie par la Société, ou acquise à l’occasion de l’exercice de ses Fonctions ou de ses activités au sein de la Société, à l’exception (x) de l’hypothèse dans laquelle une telle Information Confidentielle appartenait au domaine public ou (y) en ce qui concerne les divulgations à un salarié de la Société, si ces divulgations sont faites dans le cours normal des affaires et relèvent de la gestion quotidienne de la Société.

6.3.2  Compte tenu de la nature de ses Fonctions, le Mandataire s’engage, pour une durée d’un (1) an à compter de la date de cessation de ses Fonctions pour quelque motif que ce soit, à ne pas, directement ou indirectement (y compris au travers de toute entité dont le Mandataire serait actionnaire, consultant, agent, administrateur, prestataire de services, salarié ou dirigeant ou de toute autre manière) :

(i)  solliciter, encourager ou prendre toute autre mesure visant à inciter un employé ou un consultant de la Société (ou toute autre personne ayant été employée par, ou un consultant de, la Société pendant la durée des Fonctions du Mandataire) à mettre fin à son contrat de travail ou à sa relation avec la Société afin d’être employé ou de fournir des services à toute autre personne ;

(ii)  solliciter, tenter d’éloigner de la Société ou interférer de toute autre manière dans la relation que la Société entretient avec toute Personne qui est, ou était au cours des douze derniers (12) mois, un client ou une cliente de la Société ;

(iii)   incite any customer or supplier of the Company to cease or reduce its business with the Company; and

(iv) solicit or contract with any supplier of the Company in the context of a competitive activity.

6.4  Transfer of intellectual property rights

6.4.1  The Corporate Officer shall, and shall cause Benoît Chardon to, refrain from acquiring, licensing or registering in its own name or buy for itself or in the name of any other person than the Company, any intellectual property rights (registered or not), notably but not limited to copyrights, author’s rights (including all derivative works, reversions or restorations associated with such author’s rights, now or hereafter provided by law, regardless of the medium of fixation or means of expression), author’s rights in software, designs and models (including industrial designs), patents (including national and multinational statutory invention registrations, granted patents and patent applications, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, registered or applied for, and all improvements to the inventions disclosed in each such registration, patent or patent application), trademarks (including service marks, trade dress, trade names, brand names, logos, and all variations, derivations and combinations thereof), domain names, sui generis rights in databases, and all equivalent rights in all of the foregoing provided by treaties, conventions and applicable law (hereinafter collectively referred to as the “Intellectual Property Rights”) related to the Company’s Business as long as it carries out an operational activity within the Company.

(iii)   inciter tout client ou fournisseur de la Société à cesser ou réduire son flux d’affaires avec la Société ; et

(iv) démarcher, ou contracter avec, tout fournisseur de la Société dans le cadre d’une activité concurrente.

6.4  Transfert des droits de propriété intellectuelle

6.4.1  Le Mandataire s’interdit, et s’engage à faire en sorte que Benoît Chardon s’interdise, d’acquérir, de concéder en licence ou de déposer en son nom propre ou d’acheter pour lui-même ou au nom de toute autre personne que la Société, tout droit de propriété intellectuelle (enregistré ou non), en ce inclus, mais sans que cette liste soit exhaustive les droits d’auteur (y compris tous les droits sur les œuvres dérivées, reprises ou reproductions associés aux dits droits d’auteurs, tels que définis par les lois applicables incluant toutes prorogations futures, quel que soit le support ou le moyen d’expression), les droits d’auteur sur les logiciels, les dessins et modèles (y compris les dessins et modèles industriels), les brevets (y compris les déclarations statutaires nationales et multinationales d’inventions, les brevets délivrés et les demandes de brevets, toutes les re-délivrances, demandes de division, continuation, « continuation-in-part », d’extension et de réexamen, délivrés ou déposés, et toutes améliorations des inventions divulguées dans chacun de ces enregistrements, brevets délivrés ou demandes de brevet), les marques (y compris les marques de service, les présentations et habillages de produits / « trade dress », les noms commerciaux, les noms de marque, les logos et toutes variations, dérivés et combinaisons de ces marques), les noms de domaine, les droits sui generis sur les bases de données et tous les droits équivalents aux droits susmentionnés prévus par les traités, les

6.4.2  Within the scope of the Agreement, its Duties, functions or activities in the Company, or with use of the Company’s premises, materials, techniques, means or information, the Corporate Officer or Benoît Cardon acting as representative of the Corporate Officer may create and develop, individually or in cooperation with others, technical and business documents or any other models, articles, studies, reports, notes, texts, analyses, charters, drawings, designs, pictures, logos, maps, sketches, creations, works of authorship of any kind (including compilations and derivative works), software, computer programs, algorithms, databases and data collections, machines, apparatus, items of manufacture or composition of matter, discoveries, inventions, ideas, concepts, processes, formulas, methods, any new uses therefor or improvements thereon, know-how, confidential information (hereinafter the “Results”), whether or not entitled to Intellectual Property Rights.

6.4.3  The Corporate Officer and Benoît Chardon hereby acknowledge that the Company shall be the sole owner of all Results and related Intellectual Property Rights, as of their conception and/or creation. In the event they are not automatically transferred by operation of law, the Corporate Officer hereby assigns, as of their conception and/or creation, all Results and related Intellectual Property Rights to the Company, for all countries worldwide and for the whole duration of protection of Intellectual Property Rights as defined by applicable laws, including any future term extension. To that effect, the Corporate Officer represents and warrants that it owns all rights that Benoît Chardon may have in the Results and related Intellectual Property Rights.

6.4.4  The present assignment of the Results and related Intellectual Property Rights is made in consideration of a fixed amount being already included in the Fixed Compensation received by the Corporate Officer under Article 3 hereof. The Corporate Officer acknowledges and agrees that he shall not receive any other remuneration in relation to this assignment and/or the exploitation by the Company of the Results and related Intellectual Property Rights.

conventions et le droit applicable (ci-après collectivement dénommés les « Droits de Propriété Intellectuelle ») liés à l’Activité de la Société, tant qu’il exerce une activité opérationnelle au sein de la Société.

6.4.2  Dans le cadre de la Convention, de ses Missions, fonctions ou activités au sein de la Société, ou grâce à l’utilisation des locaux, matériels, techniques, moyens ou informations de la Société, le Mandataire, ou Benoit Chardon, en qualité de représentant légal du Mandataire, est susceptible de créer et développer, individuellement ou en collaboration avec d’autres, des documents de nature technique et commerciale, ou tous autres modèles, articles, études, rapports, notes, textes, analyses, chartes, dessins, images, logos, plans, croquis, créations, œuvres de toute nature (y compris les compilations et œuvres dérivées), logiciels, programmes d’ordinateur, algorithmes, bases de données, collectes de données, machines, appareils, produits ou matières premières de ces produits, découvertes, inventions, idées, concepts, procédés, formules, méthodes, toute nouvelle utilisation ou amélioration de ceux-ci, savoir-faire, informations confidentielles (ci-après les « Résultats »), susceptibles ou non de protection par des Droits de Propriété Intellectuelle.

6.4.3  Le Mandataire et Benoit Chardon reconnaissent que la Société sera seule propriétaire de tous les Résultats et des Droits de Propriété Intellectuelle y afférents, dès leur conception et/ou leur création. Dans l’hypothèse où ils ne seraient pas automatiquement transférés par l’effet de la loi, le Mandataire cède à la Société, dès leur conception et/ou création, l’ensemble des Résultats et des Droits de Propriété Intellectuelle y afférents, pour le monde entier et pour toute la durée de protection des Droits de Propriété Intellectuelle telle que définie par les lois applicables, y compris toutes prorogations futures. A ce titre, le Mandataire déclare et garantit qu’il détient tous les droits que Benoit Chardon pourrait avoir sur les Résultats et les Droits de Propriété Intellectuelle y afférents.

6.4.5  Where applicable, the present assignment includes, in particular the right to reproduce, represent, use, exploit and market in any form whatsoever and on any material, the right to adapt, modify, upgrade, improve, correct, make addition or remove of all or part of the Results, the right to translate, either directly or by any third party, into any kind of language, the Results, as well as the right to file and/or register any Intellectual Property Rights, including the right to file the Results as patents, trademarks, registered designs, domain names, before any intellectual property office in any country worldwide, in their original or modified form. Benoît Chardon shall only retain his author’s moral rights pursuant to the provisions of article L. 121-1 of the Intellectual Property Code.

6.4.6  The Corporate Officer refrains, and shall cause Benoît Chardon to refrain, from any claim in connection with the ownership of the Results and related Intellectual Property Rights, their exploitation, and/or this assignment.

6.4.7  For the entire duration of the Agreement, the Corporate Officer agrees not to disclose, and shall cause Benoît Chardon not to disclose, the Results to a third party and to immediately report the Results to the Company by providing all information, drawings or documents of any nature in his possession and relating to the Results.

6.4.8  The Corporate Officer shall keep and maintain updated adequate and current written records of all Results. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times

6.4.9  As a result of this assignment, the Corporate Officer grants full powers to the Company to carry out all formalities it would consider useful for the protection of the Results and/or related Intellectual Property Rights, in France and abroad, and agrees for the entire duration of the Agreement, to immediately provide, upon

6.4.4  La présente cession des Résultats et des Droits de Propriété Intellectuelle y afférents est faite en contrepartie d’un montant fixe étant déjà inclus dans la Rémunération Fixe versée au Mandataire en application de l’Article 3 des présentes. Le Mandataire reconnaît et accepte qu’il ne percevra aucune autre rémunération en relation avec cette cession et/ou l’exploitation par la Société des Résultats et des Droits de Propriété Intellectuelle y afférents.

6.4.5  Le cas échéant, la présente cession porte notamment sur le droit de reproduire, de représenter, d’utiliser, d’exploiter et de commercialiser sous quelque forme que ce soit et sur quelque support que ce soit, le droit d’adapter, de modifier, de moderniser, d’améliorer, de corriger, d’ajouter ou de supprimer tout ou partie des Résultats, le droit de traduire, directement ou par l’intermédiaire de tiers, dans tout type de langage, les Résultats, ainsi que le droit de déposer et/ou d’enregistrer tous Droits de Propriété Intellectuelle, y compris le droit de déposer les Résultats à titre de brevets, marques, dessin et modèles déposés, noms de domaine, auprès de tout office de propriété intellectuelle dans tout pays du monde, sous leur forme originelle ou modifiée. Benoit Chardon ne conserve que son droit moral d’auteur conformément aux dispositions de l’article L. 121-1 du Code de la propriété intellectuelle.

6.4.6  Le Mandataire s’interdit, et s’engage à faire en sorte que Benoit Chardon s’interdise, toute revendication relative à la propriété des Résultats et des Droits de Propriété Intellectuelle y afférents, à leur exploitation et/ou à la présente cession.

6.4.7  Pendant toute la durée de la Convention, le Mandataire s’engage à ne pas divulguer, et s’engage à faire en sorte que Benoit Chardon ne divulgue pas, les Résultats à un tiers, et s’engage à déclarer sans délai les Résultats à la Société en fournissant toutes les informations, dessins ou documents de toute nature en sa possession concernant les Résultats.

the Company’s request, all documents and signatures, which would be necessary for this purpose and/or for the purpose of confirming the present assignment. The Corporate Officer undertakes to cooperate, and shall cause Benoît Chardon to cooperate, with and to assist the Company, at the Company’s expenses, in any claim or administrative or judicial proceedings related to the Results and related Intellectual Property Rights.

7.   MISCELLANEOUS

7.1  Intuitu Personae

The appointment of BCC as a corporate officer is intrinsically linked to the person and skills of Benoit Chardon who is BCC’s president and its majority shareholder.

As such, the Corporate Officer undertakes to ensure that Benoît Chardon will be the exclusive contact of the Company during the entire duration of its mandate as corporate officer. In addition, the Corporate Officer undertakes not to make any change in the control of its share capital and/or of its

6.4.8  Le Mandataire doit conserver et maintenir à jour des traces écrites adéquates de tous les Résultats. Ces traces écrites seront tenues sous forme de notes, de croquis, de dessins et sous tout autre format précisé par la Société. Ces documents seront à la disposition de la Société à tout moment et resteront la propriété exclusive de la Société.

6.4.9  En conséquence de cette cession, le Mandataire donne tous pouvoirs à la Société pour procéder à toutes formalités qu’elle estimerait utiles pour la protection des Résultats et/ou des Droits de Propriété Intellectuelle y afférents, en France et à l’étranger, et s’engage pendant toute la durée de la Convention, à fournir immédiatement, à la demande de la Société, tous documents et signatures qui seraient nécessaires à cette fin et/ou aux fins de confirmation de la présente cession. Le Mandataire s’engage à collaborer, et fera en sorte que Benoît Chardon s’engage à collaborer, avec la Société et à l’assister, aux frais de la Société, dans la cadre de toute réclamation ou procédure administrative ou judiciaire relative aux Résultats et aux Droits de Propriété Intellectuelle y afférents.

7.   STIPULATIONS DIVERSES

7.1  Intuitu Personae

La nomination de BCC en qualité de Mandataire est intrinsèquement liée à la personne et aux compétences personnelles de Monsieur Benoit Chardon, en sa qualité de président et d’associé majoritaire de BCC.

A ce titre, le Mandataire s’engage à ce que Benoit Chardon soit l’unique interlocuteur de la Société pendant toute la durée de son mandat. En outre, le Mandataire s’interdit tout changement de contrôle de son capital et/ou de mandataire social sans avoir obtenu l’accord préalable, express et écrit shareholder, without having obtained the prior, express and written agreement of the Company. Any breach of this clause would constitute a willful misconduct (faute lourde) resulting in the termination, with immediate effect, of both the Corporate Officer’s Duties and this Agreement.

7.2  Entire Agreement

The Parties agree that the Agreement represents their complete and sole agreement for the provisions which are governed by it and supersedes, cancels and prevails over any prior agreements or documents having the same or similar subject matter as the Agreement.

7.3  Severability

In the event that any of the provisions of the Agreement is declared null and void or ineffective in any way and for any reason whatsoever, the cancellation shall not affect the validity of the other provisions of the Agreement. The Parties undertake in such a case to consult with each other in order to substitute the void provision with a provision of equivalent effect.

7.4  Amendments

No modification of, or amendment to, this Agreement shall be valid unless in writing by the Parties hereto with the prior approval of the Company’s shareholders in accordance with applicable laws and the articles of association of the Company.

7.5  Waivers

Any waiver, regardless of the duration, of the existence or total or partial violation of any of the clauses of the Agreement shall not constitute an amendment or deletion of said clause or a waiver of the right to invoke prior, concurrent or subsequent violations of the same or other clauses. Any such waiver shall be effective only if expressed in writing by the person duly authorized to do so.

de la Société. Tout manquement à cette clause serait constitutif d’une faute lourde entrainant la révocation du Mandataire et la résiliation de la présente Convention avec effet immédiat.

7.2  Intégralité de l’accord des Parties

Les Parties conviennent que la Convention représente l’intégralité de leur accord quant à son objet et remplace, annule et prévaut sur toutes conventions ou documents antérieurs ayant un objet identique ou semblable à celui de la Convention.

7.3  Indépendance des articles de la Convention

Dans l’éventualité où l’une des stipulations de la Convention serait déclarée nulle ou sans effet, de quelque façon et pour quelque motif que ce soit, l’annulation n’aura aucun effet sur la validité des autres stipulations de la Convention. Les Parties s’engagent, en pareil cas, à se concerter afin de substituer à la stipulation concernée une stipulation d’un effet équivalent.

7.4  Modifications des stipulations de la Convention

Toute modification de la Convention ou amendement apporté à la Convention ne pourra intervenir sans l’accord écrit des Parties aux présentes et l’accord préalable des associés de la Société conformément aux dispositions légales applicables et aux statuts de la Société.

7.5  Renonciations

Toute renonciation, quelle qu’en soit la durée, à invoquer l’existence ou la violation totale ou partielle de l’une quelconque des clauses de la Convention ne peut constituer une modification ou une suppression de ladite clause ou une renonciation à invoquer les violations antérieures concomitantes ou postérieures de la même ou d’autres clauses. Une telle renonciation n’aura d’effet que si elle est exprimée par écrit par la personne dûment habilitée à cet effet.

7.6  Notifications

7.6.1  Any notice or communication in connection with the Agreement shall be in writing and must be delivered by hand against a receipt dated and signed by the recipient or sent by registered letter with acknowledgement of receipt to the Parties to the addresses indicated in the preamble to the Agreement, or sent by electronic mail (immediately followed by a registered letter with acknowledgement of receipt).

7.6.2  A notice shall be deemed to have been received:

(i)  on the date stamped by the recipient on the receipt if it is delivered by hand, or

(ii)  on the date of first presentation if it is delivered by registered letter, or

(iii)   to the extent a registered letter with acknowledgement of receipt has been sent immediately following the sending of an electronic mail, on the date of transmission of such electronic mail.

7.7  Applicable law and jurisdiction

7.7.1  The Agreement shall be governed by French law.

7.7.2  Any dispute relating to its validity, its interpretation or its application shall fall within the exclusive jurisdiction of the Commercial Court (tribunal de commerce) of Paris.

7.8  Electronic signature

The Parties acknowledge and agree that:

(a)   the Agreement is entered into in writing in electronic form, in accordance with the terms of article 1366 of the French Civil Code, and signed electronically by means of a reliable identification process implemented by DocuSign®, guaranteeing the link between each signature and this Agreement in accordance with the provisions of article 1367 of the French Civil Code,

7.6  Notifications

7.6.1  Toutes les notifications et communications en relation avec la Convention seront faites aux Parties par écrit et devront être remises en main propre contre récépissé daté et signé par son destinataire ou envoyées lettre recommandée avec accusé de réception aux adresses indiquées en tête des présentes ou transmises par courrier électronique (immédiatement accompagné de l’envoi d’une confirmation par lettre recommandée avec accusé de réception).

7.6.2  Une notification est réputée reçue :

(i)  dans le cas d’une remise en main propre, à la date de réception apposée par le destinataire sur le justificatif de réception, ou

(ii)  dans le cas d’un envoi par lettre recommandée avec accusé de réception, à la date de première présentation de ladite lettre, ou

(iii)   dans le cas d’une confirmation par lettre recommandée avec accusé de réception envoyée à la suite de l’envoi d’un courrier électronique, à la date d’envoi dudit courrier électronique.

7.7  Loi applicable et attribution de juridiction

7.7.1  La Convention est soumise au droit français.

7.7.2  Tout litige relatif à sa validité, son interprétation ou son application sera de la compétence exclusive du tribunal de commerce de Paris.

7.8  Signature électronique

Les Parties reconnaissent et conviennent que :

(a)   la Convention est conclue sous la forme d’un écrit électronique, conformément aux dispositions de l’article 1366 du Code civil, et signée électroniquement au moyen d’un procédé fiable d’identification mis en place par DocuSign garantissant le

(b)   the Agreement has the same enforceability as a hard-copy written document pursuant to the provisions of article 1366 of the French Civil Code and shall be validly invoked to evidence such enforceability;

(c)   this electronic signature has the same legal enforceability as their handwritten signature and give certainty (date certaine) to the date of/attributed to the signing of this Agreement by the DocuSign services (www.docusign.com);

(d)   the requirement of having one (1) original copy of the Agreement for each Party shall be deemed to be fulfilled if the Agreement electronically signed is established and stored pursuant to articles 1366 and 1367 of the French Civil Code and this process allows each Party to be provided with a copy of the Agreement on a material format or to have access to a copy of the Agreement, pursuant to the provisions of article 1375 of the French Civil Code;

(e)   Paris (France) is designated to be the place of signature of the Agreement and the Agreement shall take effect on September 1st, 2023.

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lien entre chaque signature avec la Convention à laquelle elle s’attache, conformément aux dispositions de l’article 1367 du Code civil ;

(b)   la Convention a la même force probante qu’un écrit sur support papier conformément à l’article 1366 du Code civil et qu’elle pourra leur être valablement opposée ;

(c)   cette signature électronique a la même valeur que leur signature manuscrite et confère date certaine à celle attribuée à la signature de la présente Convention par le service DocuSign (www.docusign.com) ;

(d)   l’exigence d’un (1) original de la Convention pour chaque Partie est réputée satisfaite lorsque la Convention signée électroniquement est établie et conservée conformément aux articles 1366 et 1367 du Code civil, et que ce procédé permet à chaque Partie de disposer d’un exemplaire sur support durable ou d’y avoir accès, conformément aux dispositions de l’article 1375 du Code civil ;

(e)   Paris est désigné comme le lieu de signature de la Convention et la Convention prendra effet à compter du 1er septembre 2023.

[SIGNATURES EN DERNIÈRE PAGE]

SCHEDULE 1.4

RESTRICTED MATTERS

The following decisions shall require the prior approval of the president of the Company (such approval shall be required for the contemplated decisions to be taken either at the level of the Company, and where applicable, at the level of any of its subsidiaries (if any), the Company and its subsidiaries (if any) being referred to as the “Group”) (the “Restricted Matters”):

(a)   approval or modification of the Group’ s annual budget and business plan;

(b)   the commitment of any capital expenditure not provided for in the annual budget for a cumulative annual amount of €10,000;

(c)   any sale of assets, subsidiary, securities (except investment securities (valeurs mobilières de placement)), going concerns (fonds de commerce) or divestments not planned in the annual budget;

(d)   any acquisition of assets, subsidiary, securities (except investment securities (valeurs mobilières de placement) held for cash management purposes), going concerns (fonds de commerce) or any investments not planned in the annual budget;

(e)   any operation or merger, de-merger (scissions) or partial contribution (apports partiels d’actifs), other than between Group companies fully owned (directly or indirectly) by the Company;

(f)   any decision to take part in an activity which falls outside the usual frame of activities of the Group, any decision to enter into, to change or to terminate a line of business (including opening or closing a business in a new country) or to create a subsidiary;

(g)   any amendment to the articles of association of any Group company other than amendments required by applicable laws and regulations;

(h)   any issuance of securities by any Group company or any transaction relating to securities issued by any Group company (including the approval of any person as a new shareholder, the granting of options, encumbrances, rights of preference and other rights on securities);

ANNEXE 1.4

DÉCISIONS RÉSERVÉES

Les décisions suivantes requièrent l’approbation préalable du président de la Société (cette approbation est requise pour les décisions concernées devant être prises soit au niveau de la Société, et le cas échéant, au niveau de l’une de ses filiales (si applicable), la Société et ses filiales (si applicable) étant dénommées le « Groupe ») (les « Décisions Réservées ») :

(a)   l’approbation ou la modification du budget annuel et du business plan du Groupe ;

(b)   l’engagement de toute dépense d’investissement non prévue au budget annuel pour un montant annuel cumulé de 10.000 € ;

(c)   toute cession d’actifs, de filiale, de titres (à l’exception des valeurs mobilières de placement), de fonds de commerce ou de désinvestissements non prévus au budget annuel ;

(d)   toute acquisition d’actifs, de filiales, de titres (à l’exception des valeurs mobilières de placement détenues à des fins de gestion de trésorerie), de fonds de commerce ou tout investissement non prévu au budget annuel ;

(e)   toute opération ou fusion, scission ou apport partiel d’actifs, autre qu’entre sociétés du Groupe détenues à 100% (directement ou indirectement) par la Société ;

(f)   toute décision de prendre part à une activité qui sort du cadre habituel des activités du Groupe, toute décision d’entreprendre, de modifier ou de cesser une activité (y compris le commencement ou la cessation d’une activité dans un nouveau pays) ou de créer une filiale ;

(g)   toute modification des statuts de toute société du Groupe autre que les modifications requises par les lois et règlements applicables ;

(h)   toute émission de titres par une société du Groupe ou toute transaction relative aux titres émis par une société du Groupe (y compris l’approbation de toute personne en tant que nouvel actionnaire, l’octroi d’options, de sûretés, de droits de préférence et d’autres droits sur les titres) ;

(i)  any implementation or modification of any stock option or free share plan and more generally any employee profit-sharing mechanism (company savings plan, employer’s contribution, profit-sharing, etc.) except where required by applicable law;

(j)  any decision to list a Group company;

(k)   any decision to enter into, waive any rights under, amend or terminate any contracts between (x) any Group company and (y) any of its affiliates or related persons;

(l)  the entering into, amendment, termination or drawing under, any loan, facility or off-balance sheet commitments;

(m) any act by which the Group grants a pledge, guarantee or any other security or form of guarantee in respect of an undertaking of any third party or in favour of any third party (other than any Group company), except however if such transaction has been approved within the annual budget;

(n)   commencing any legal action, making any material decision or settling any litigation or arbitral proceedings by a Group company;

(o)   any decision to distribute ordinary dividends for the current fiscal year and/or to distribute any dividends and/or interim dividends of one of the Group companies;

(p)   any proposed winding-up, safeguard proceedings, receivership or liquidation of any Group company;

(q)   any decision to increase the compensation of the Managing Director or any employee (including the Company’s technical director) of the Company or any Group company, except to the extent necessary to comply with minimum compensation set by the applicable national or regional collective agreements or with collective pay raise set by a company-wide collective agreement in the context of the annual compulsory negotiations (négociations annuelles obligatoires);

(i)  toute mise en œuvre ou modification de tout plan d’attribution d’actions gratuites ou de stock-options et plus généralement de tout mécanisme de participation des salariés aux résultats de l’entreprise (plan d’épargne entreprise, abondement, participation, etc.) à l’exception des cas où ils sont requis par la loi ;

(j)  toute décision de cotation d’une société du Groupe ;

(k)   toute décision de conclure, de renoncer à tout droit en vertu de, de modifier ou de résilier tout contrat entre (x) une société du Groupe et (y) l’une de ses sociétés affiliées ou personnes liées ;

(l)  la souscription, la modification, la résiliation ou le tirage de tout prêt, facilité ou engagement hors bilan ;

(m) tout acte par lequel le Groupe accorde un nantissement, une garantie ou toute autre sûreté ou forme de garantie à l’égard d’un engagement d’un tiers ou en faveur d’un tiers (autre qu’une société du Groupe), sauf toutefois si cette transaction a été approuvée dans le cadre du budget annuel ;

(n)   l’engagement de toute action en justice, la prise de toute décision importante ou le règlement de tout litige ou procédure arbitrale par une société du Groupe ;

(o)   toute décision de distribuer des dividendes ordinaires pour l’exercice en cours et/ou de distribuer des dividendes et/ou des acomptes sur dividendes d’une des sociétés du Groupe ;

(p)   tout projet de dissolution, de procédure de sauvegarde, de redressement ou de liquidation d’une société du Groupe ;

(q)   toute décision d’augmenter la rémunération du Directeur Général ou de tout employé (incluant le directeur technique de la Société) de la Société ou de toute société du Groupe, à l’exception de toute augmentation nécessaire afin de se conformer à la

(r)   any decision relative to the hiring of a manager/employee in any Group company;

(s)   the appointment, removal or renewal of the statutory auditors of any Group company;

(t)  any change to the accounting principles or methods (except to comply with applicable law); and

(u)   any promise to perform any of the above acts or to grant an option or any other contract, the exercise of which would oblige or be likely to oblige Group companies to perform any of the above acts.

rémunération minimale fixée par les conventions collectives nationales ou régionales applicables ou à l’augmentation collective des salaires fixée par une convention collective d’entreprise dans le cadre des négociations annuelles obligatoires ;

(r)   toute décision relative à l’embauche d’un cadre/employé dans une société du Groupe,

(s)   la nomination, la révocation ou le renouvellement des commissaires aux comptes de toute société du Groupe ;

(t)  toute modification des principes ou méthodes comptables (sauf pour se conformer à la loi applicable) ; et

(u)   toute promesse d’accomplir l’un des actes ci-dessus ou d’accorder une option ou tout autre contrat dont l’exercice obligerait ou serait susceptible d’obliger les sociétés du Groupe à accomplir l’un des actes ci-dessus.

SIGNATURES

Allurion France SAS By: Mr. Shantanu Gaur

Benoit Chardon Consulting By: Mr. Benoit Chardon

Mr. Benoit Chardon